EXHIBIT 10.6

FORM OF STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is entered into as of [_________ __], 20[__] by and among Via Varejo S.A., a Brazilian corporation (“Buyer”), CarrierEQ, Inc. d/b/a Airfox, a Delaware corporation (the “Company”), the Persons (as defined below) listed under the heading “Sellers” on the counterpart signature pages hereto (each, a “Seller” and, collectively, “Sellers”), and Victor Santos, in his capacity as representative of Sellers (“Sellers’ Representative” and, collectively with Buyer, the Company and Sellers, the “Parties”).

WHEREAS, Buyer, the Company and Sellers are each a party to that certain Convertible Note Purchase and Call Option Agreement dated September [_] 2018, (as it may be amended or supplemented, and together with all exhibits and other attachments thereto, the “Call Option Agreement”) pursuant to which (i) the Company has issued to Buyer one or more convertible promissory notes in an aggregate principal amount up to Ten Million Dollars ($10,000,000) (collectively, the “Notes” and each a “Note”), and (ii) and each Seller has granted to Buyer the right to purchase shares of Common Stock (as defined below) at an aggregate purchase price up to Six Million Dollars ($6,000,000) and in an amount such that, when combined with the shares of Common Stock (as defined below) into which the Notes are convertible, will represent up to 80% (but no less than a majority) of the issued and outstanding shares of capital stock of the Company, on a fully diluted basis;

WHEREAS, collectively the Sellers own beneficially and of record the issued and outstanding shares of common stock, par value $[  ] per share (the “Common Stock”), and preferred stock, par value $[  ] per share (the “Preferred Stock”), of the Company in the respective classes and amounts set forth opposite such Seller’s name on Schedule I hereto;

WHEREAS, Buyer and the Company are each a party to that certain Services Agreement dated as of September [_], 2018 (as it may be amended or supplemented, and together with all Schedules and other attachments thereto, the “Services Agreement”) that contains terms and conditions that trigger certain rights and obligations of Buyer, the Company and Sellers as more fully set forth therein and in the Call Option Agreement; and

WHEREAS, as of the date hereof, the aggregate principal amount of the Notes is $[__], and Buyer has elected to (i) exercise its right to convert $[__] of the Notes (the “Converted Notes”) into [___] shares of Common Stock, (ii) purchase [__] shares of Common Stock from Sellers and (iii) to purchase [__] shares of Common Stock from the Company (the “Direct Purchase Shares”),1 such that, upon the Closing (as defined herein), Buyer will own [__]%2 of the issued and outstanding shares of capital stock of the Company, on a fully diluted basis, in accordance with the terms of the Call Option Agreement, each as further set forth and subject to the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

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1 NTD: Provisions regarding Direct Purchase Shares to be included in executed draft only if Buyer is pre-funding with cash.

2 NTD: This percentage will be no lower than 50% (plus one share) and no higher than 80%.

1.

Definitions.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.  For purposes of this Agreement the Parties agree that the Casino Group, Companhia Brasileira de Distribuição and the GPA Group and their respective Affiliates shall be considered “Affiliates” of Buyer.

“Affiliated Group” means any affiliated group within the meaning of Code §1504(a) (or any similar group defined under a similar provision of state, local or foreign Law) or any consolidated, combined, unitary or similar Tax group.

“Affordable Care Act” means, collectively, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010.

“Agreement” has the meaning set forth in the preface above.

“Airfox Mobile Wallet” has the meaning set forth in the Services Agreement.

“Ancillary Agreements” the Escrow Agreement and the Shareholders Agreement.

“App” has the meaning set forth in Section 5(t).

“Balance Sheet” has the meaning set forth in Section 5(g)(i).

“Basket” means the lesser of (i) $600,000 or (ii) 10% of the Purchase Price.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which banks in Boston, Massachusetts, USA or in the city of São Paulo, SP, Brazil or in the city of São Caetano do Sul, SP, Brazil are authorized or obligated by law to close.

“Buyer” has the meaning set forth in the preface above.

“Buyer Fundamental Representations” shall mean the Buyer’s representations and warranties contained in Section 4(a) (Organization), Section 4(b) (Authorization of Transaction) and Section 4(d) (Brokers’ Fees).

“Buyer Indemnified Persons” has the meaning set forth in Section 7(b).

“Buyer’s Knowledge” means the actual knowledge of [executive officers of Buyer (list titles)].

“Call Option Agreement” has the meaning set forth in the recitals above.

“Call Option Date” means the date on which Buyer delivered notice to the Company of

Buyer’s exercise of its call option pursuant to that certain Call Option Agreement, dated as of _____, 2018, between Buyer and the Company.

“Closing” has the meaning set forth in Section 2(c).

“Closing Date” has the meaning set forth in Section 2(c).

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Shares” means those shares of common stock of the Company to be transferred to Buyer by the Sellers or issued to Buyer by the Company pursuant to this Agreement or the Call Option Agreement.

“Common Stock” has the meaning set forth in the recitals above.

“Company” has the meaning set forth in the preface above.

 “Contract” means any written agreement, contract, obligation, arrangement or undertaking that is legally binding and pursuant to which a party thereto has continuing rights or obligations.

“Conversion Shares” has the meaning set forth in Section 2(a).

“Diligence Liabilities” has the meaning set forth in the Call Option Agreement.

“Direct Claim Notice” has the meaning set forth in Section 7(g)(iv).

“Direct Purchase Price” means the product of (a) the number of Direct Purchase Shares and (b) the Per Share Purchase Price

“Direct Purchase Shares” has the meaning set forth in the recitals above.

“Dispute Notice” has the meaning set forth in Section 7(g).

“Disclosure Schedules” has the meaning set forth in Section 5.

“Dispute Period” has the meaning set forth in Section 7(g).

“Employee Benefit Plan” means each “employee benefit plan” (within the meaning of §3(3) of ERISA), whether or not subject to ERISA, and each employment (excluding offer letters that are terminable at-will and do not provide for severance), consulting, independent contractor, bonus, incentive, equity purchase, option or other equity-based, deferred compensation, severance, termination, retention, change of control, reimbursement, collective bargaining or other agreement with any works council or association, profit sharing, pension, retirement, 401(k), vacation and other paid time-off, Code Section 125, medical or other welfare, disability, material fringe benefit and any other employee or retiree benefit or compensation plan, funding mechanism (including any funding arrangement intended to qualify as a “voluntary employee benefits association” under Code Section 501(c)(9)), agreement, program, policy or other arrangement, whether or not subject to ERISA, written or unwritten and (i) that is maintained, sponsored or contributed to by the Company or any of its Subsidiaries for the benefit of any current or former employee, officer, director or independent contractor of the Company or any of its Subsidiaries, or the beneficiaries or dependents of any such individual or (ii) under which the Company or any of its Subsidiaries have or may reasonably be expected to have any material liability. The term “Employee Benefit Plan” shall not include any multiemployer plan within the meaning of Section 3(37) of ERISA and Section 4001(a)(3) of ERISA.

“Employee Shareholders” means the current shareholders who are employees of the Company.

“Environmental Law(s)” means any United States or Brazilian statute, regulation, ordinance, or rule of common law as now or hereafter in effect in any way or any other legally binding requirement relating to the environment, natural resources or protection of human health and safety including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Emergency Planning and Right-To-Know Act (42 U.S.C. § 11101 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. § 1801 et seq.), the Solid Waste Disposal Act (42 U.S.C. § 6901 et seq.) (including the Resource Conservation and Recovery Act), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300(f) et seq.), the Lead-Based Paint Exposure Reduction Act (42 U.S.C. § 2681 et seq.), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and all Laws of a similar nature, and the rules and regulations promulgated pursuant thereto, each as amended.

“Equipment” means any and all equipment used as of the date hereof in connection with the operation of the Company’s business.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Agreement” means the escrow agreement on customary terms in form and substance as mutually agreed by the Parties.

“Financial Statements” has the meaning set forth in Section 5(g)(i).

“Fundamental Representations” means the representations and warranties of (i) Sellers contained in Section 3(a) (Authorization of Transaction), Section 3(c) (Brokers’ Fees), and Section 3(d) (Shares), and (ii) the Company contained in Section 5(a) (Organization, Qualification and Corporate Power; Authorization of Transaction), Section 5(b) (Capitalization), Section 5(d) (Brokers’ Fees) and Section 5(f) (Subsidiaries).

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Governing Documents” means, with respect to any particular Person: (a) if a corporation, the articles or certificate of incorporation and the bylaws of such entity; (b) if a limited partnership, the limited partnership agreement and the certificate of limited partnership; (c) if a limited liability company, the articles or certificate of organization or formation and the operating agreement; (d) if another type of Person, any trust agreement or charter or similar document adopted or filed in connection with the creation, formation or organization of such Person; (e) any shareholder agreement or similar agreement between or among Persons holding equity in any Person described in the foregoing clauses (a) through (d); and (f) any amendment, modification or supplement to the foregoing.

“Governmental Entity” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Hazardous Material(s)” means any substance, material or waste which is regulated by the United States or Brazil, including petroleum and its by-products, asbestos or asbestos-containing material, polychlorinated biphenyls, lead-based paint, and any material or substance which is defined as a “hazardous waste,” “hazardous substance,” “hazardous material,” “restricted hazardous waste,” “industrial waste,” “solid waste,” “contaminant,” “pollutant,” “special waste,” “toxic material,” “toxic waste” or “toxic substance”, or any substance the presence, use, handling, storage or disposal is prohibited under any provision of Environmental Law.

“ICO” means the offering and transactions consummated by the Company on or about October 10, 2017, pursuant to which the Company sold AirTokens and received aggregate proceeds of approximately $15,000,000.

“ICO Liabilities” means any and all Liabilities arising from or otherwise related to the ICO and the SEC Matter.

“Income Tax” means any United States federal, state or local income, franchise, net profits, or similar Tax (however denominated) measured in whole or part by income, including any interest, penalty, or addition thereto, whether disputed or not.

“Income Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Indemnification Cap” means $6,000,000.

“Indemnified Party” has the meaning set forth in Section 7(g)(i).

“Indemnifying Party” has the meaning set forth in Section 7(g)(i).

“Indemnified Taxes” means (a) any Losses incurred or sustained by any Buyer Indemnified Persons arising out of, resulting from, relating to or in connection with breaches of the representations contained in Section 5(j) (Tax Matters) and (b) Taxes of the Company to the extent arising from withholding tax obligations, imputed income, allocations or collateral adjustments under Section 7872 or Section 482 of the Code, as the case may be, in connection with the transactions contemplated by the Call Option and Services Agreement.

“Intellectual Property” means, collectively, all worldwide industrial and intellectual property rights, including rights in or associated with patents, patent applications, patent rights, trademarks, trademark registrations and applications therefor, trade dress rights, trade names, service marks, service mark registrations and applications therefor, Internet domain names, Internet and World Wide Web URLs or addresses, copyrights, copyright registrations and applications therefor, mask work rights, mask work registrations and applications therefor, inventions, software, trade secrets and confidential know how.

“Investors Rights Agreement” means that certain Investors Rights Agreement dated July 15, 2016, by and among the Company and the various investors signatory.

“IRS” means the Internal Revenue Service of the United States.

“Knowledge of the Company” means the actual knowledge of the Employee Shareholders.

“Law” means any applicable law (including common law), statute, ordinance, treaty, rule, regulation of any Governmental Authority with proper jurisdiction and authoritative interpretations thereon, whether now or hereafter in effect.

 “Leases” means all Contracts, including all amendments, extensions and renewals, thereof, pursuant to which the Company leases real property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company.

“Lien” means any lien, mortgage, pledge, security interest, charge, claim, easement or other similar encumbrance.  For the avoidance of doubt, the foregoing shall not include licenses of or other grants of rights to use or obligations with respect to Intellectual Property which are set forth on Schedule 5(l)(iii).

“Losses” means actual losses, damages, liabilities, deficiencies, actions, judgments, interest, awards, penalties, fines, costs or out-of-pocket expenses of whatever kind; provided, that “Losses” shall not include punitive damages, except in the case of fraud or intentional misrepresentation or to the extent actually awarded to a Governmental Authority or other third party.

“Material Adverse Effect”  means any event, occurrence, fact, condition, development,  change or effect that is material and adverse to the business, assets, liabilities, condition (financial or otherwise) or operating results of the Company and its Subsidiaries, taken as a whole; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition, development, change or effect to the extent directly or indirectly arising out of or attributable to: (i) general business or economic conditions; (ii) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States; (iii) changes in applicable Law or GAAP; or (iv) any failure by the Company to meet any projections, forecasts or revenue or earnings predictions for any period ending (or for which revenues or earnings are determined), provided that the underlying causes for such failure shall not be disregarded, unless such underlying causes are otherwise excluded from consideration by one or more of the above clauses set forth in this definition; provided that, in the case of the foregoing clauses (i), (ii), and (iii), each such event, occurrence, fact, condition, development, change or effect shall, either alone or in combination, be taken into account in determining a Material Adverse Effect to the extent it has a disproportionate impact on the Company relative to similarly situated businesses.

“Material Contract” has the meaning set forth in Section 5(m).

“Most Recent Balance Sheet Date” has the meaning set forth in Section 5(g)(i).

“Most Recent Financial Statements” has the meaning set forth in Section 5(g)(i).

“New York Court” has the meaning set forth in Section 8(h)(ii).

“Note” has the meaning set forth in the recitals above.

“Order” means any order, decree, judgment, writ, injunction, settlement agreement, requirement or determination of an arbitrator or a court or other Governmental Authority.

“Ordinary Course of Business” means, with respect to the Company, the ordinary course of its business generally consistent with its past custom and practice (taking into account the Services Agreement and the Call Option Agreement).

“Parties” has the meaning set forth in the preface above.

“Per Share Purchase Price” means $[__] per share of Common Stock for each Conversion Share, Subject Share and Direct Purchase Share.3

“Permit” means any license, franchise, permit, certificate, certification or certificate of occupancy issued by a Governmental Entity.

“Permitted Liens” means: (a) Liens for Taxes that are not yet due and payable or being contested in good faith by appropriate proceedings; (b) mechanics and similar Liens for labor, materials, or supplies incurred in the Ordinary Course of Business (provided Lien statements have not been filed or such Liens otherwise perfected) if the underlying obligations are not yet due and payable and in each case for which appropriate reserves have been established in accordance with GAAP; (c) zoning, building codes, easements, rights of way and other similar encumbrances affecting real property or the activities conducted thereon and which are not violated by the current use or occupancy of such real property; (d) other than in respect of real property, purchase money and similar Liens securing payments under conditional sales contracts and lease arrangements; (e) easements, covenants and other similar matters of record affecting title, if any, that do not impair, in any material respect the use or occupancy of real property or the Company’s business of the Company taken as a whole; and (f) Liens, if any, set forth on Section 1 of the Disclosure Schedule.

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3 NTD:  Per Share Purchase Price to be based on Agreed Valuation in Call Option Agreement, and calculated by dividing the Agreed Valuation by the fully diluted number of shares of capital stock of the Company outstanding on the Closing Date.

“Person” means any individual, corporation, partnership, firm, joint venture, limited liability company, association, joint-stock company, trust, Governmental Authority or other entity.

“Personal Information” refers to data that, separately or when combined with other data, can be used to identify an individual person, such as name, address, email address, photograph, IP address, and unique device identifier.

“Preferred Stock” has the meaning set forth in the recitals above.

“Privacy Laws” means applicable Laws concerning the collection, use, analysis, retention, storage, protection, transfer, disclosure and/or disposal of Personal Information including, without limitation, HIPAA, HITECH, state consumer protection Laws, state breach notification Laws, state social security number protection Laws, the Federal Trade Commission Act, the federal Privacy Act of 1974 and the Telephone Consumer Protection Act, the Fair Credit Reporting Act and its state law equivalents.

“Proceeding” means any demand, claim, suit, action, arbitration, audit, hearing, investigation, notice of violation or non-compliance, inquiry, charge, claim, citation, subpoena, examination, litigation, proceeding or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity, self-regulating body or arbitrator(s).

“Pro Rata Percentage” means, with respect to each Seller, the amount set forth opposite each such Seller’s name under the heading “Pro Rata Percentage” on Schedule 1 attached hereto.4

“Pro Rata Share” means, with respect to each Seller, the amount set forth opposite each such Seller’s name under the heading “Pro Rata Share” on Schedule 1 attached hereto.5

“Purchase Price” means the product of (a) the number of Subject Shares and (b) the Per Share Purchase Price.

“Related Person” means, (A) with respect to any individual, (1) (i) such individual’s spouse, (ii) a parent, child, sibling, uncle, aunt, cousin, grandparent, nephew or niece of such individual or such individual’s spouse and (iii) any other natural person who resides with such individual (clauses (i) through (iii), collectively, “Family”), (2) any Person that is an Affiliate of such individual and/or any one or more members of such individual’s Family, (3) any Person in which such individual and/or one or more members of such individual’s Family directly or indirectly holds (individually or in the aggregate) at least 10% of the outstanding voting power or outstanding equity interests of such Person, and (4) any Person with respect to which such individual and/or one or more members of such individual’s Family serves as director, officer,

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4 NTD:  Pro Rata Percentage will be calculated based on the number of Subject Shares held by each Seller as a percentage of the total number of Subject Shares.

5 NTD:  Pro Rata Share will be calculated based on the number of Subject Shares held by each Seller multiplied by the Per Share Purchase Price.

partner, manager, executor or trustee (or in a similar capacity), and (B) with respect to any trust, (1) each individual who is a beneficiary or grantor thereof and each Related Person of such individual, (2) any Affiliate of such trust, and (3) each Person that serves as an executor or trustee of such trust (or in a similar capacity).

“Release” means release, spill, leak, discharge, dispose of, pump, pour, emit, empty, inject, leach, migrate, dump or allow to escape or be present into or through the environment.

“Remaining Shareholders” means those Sellers listed on Schedule 2 attached hereto, each of whom, after the Closing, shall own Shares in the Company in the amount set forth opposite each such Seller’s name.

“Replacement Notes” has the meaning set forth in Section 2(f).

“Rescission Period Expiration Date” means the expiration date of the period set forth in any order of or settlement with the Securities and Exchange Commission arising out of the SEC Matter, during which some or all Persons who purchased AirTokens in the ICO shall have the right to return the AirTokens purchased in the ICO in exchange for the consideration paid therefor.

“SEC Matter” means all governmental inquiries, investigations, proceedings, actions, orders, litigation related to the ICO, including but not limited to the pending investigation by the SEC and the Massachusetts Securities Division.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Sellers” has the meaning set forth in the preface above.

“Seller’s Knowledge” means the actual knowledge of the applicable Seller.

“Sellers’ Representative” has the meaning set forth in the preface above.

“Services Agreement” has the meaning set forth in the recitals above.

“Shareholders Agreement” means that certain Shareholder Agreement in substantially the form attached hereto as Exhibit B.

“Shares” means the capital stock of the Company.

“Subject Shares” has the meaning set forth in Section 2(a).

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other

Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons owns a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation).

“Tax” or “Taxes” mean all (i) taxes, or other similar charges, fees, duties, levies or assessments (including any interest, penalties or additions to tax related thereto) which are imposed by any Taxing Authority, including income, gross receipts, capital stock, net proceeds, ad valorem, payroll, employment, turnover, real, personal and other property (tangible and intangible), escheat or unclaimed property, sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, customs duties, environmental (including under Code § 59A); occupational, interest equalization, windfall profits, unitary, severance and employees’ income withholding, unemployment and Social Security taxes, duties, assessments and charges (including the recapture of any tax items such as investment tax credits)  and (ii) liability of any Person for payment of any amount described in clause (i) as a result of being or having been a member of an Affiliated Group, as a transferee or successor, by Contract or otherwise.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Taxing Authority” means any United States or Brazilian Governmental Entity responsible for the assessment, determination, imposition, collection, or administration of any Taxes.

“Third Party Claim” has the meaning set forth in Section 7(g)(i).

“Transaction Agreement” means the Ancillary Agreements, the Call Option Agreement, the Escrow Agreement and the Services Agreement.

“Transfer Taxes” means all transfer, documentation, sales, use, real estate, stamp, registration, title, recording and similar Taxes incurred in connection with this Agreement or any other transaction contemplated hereby.

“Underlying IP” has the meaning set forth in the Services Agreement.

 “VV API” has the meaning set forth in the Services Agreement.

“WARN” means the Worker Adjustment and Retraining Notification Act, as amended and any applicable state Law of similar principle and effect.

2.

Conversion, Purchase and Sale of Shares.

(a)

Purchase and Sale of Shares.  On and subject to the terms and conditions of this Agreement, in exchange for the Converted Notes the Company hereby sells, conveys, transfers, assigns, and issues to Buyer the “Conversion Shares” in the amount set forth on Schedule I and Buyer hereby purchases and acquires from each Seller and each Seller hereby sells, conveys, transfers, and assigns to Buyer the “Subject Shares” in the amount set forth on Schedule I.

(b)

Payment of Purchase Price.  At the Closing, (i) Buyer shall pay the Purchase Price to the Escrow Agent for the benefit of each Seller to be held and released in accordance with Schedule 2.1 and the terms of the Escrow Agreement; provided that if the Closing Date occurs after one or more Release Dates (as defined in Schedule 2.1), Buyer shall pay the Seller’s Representative, on behalf of each Seller, such Seller’s Pro Rata Percentage of the amounts that would have been previously released pursuant to Schedule 2.1 and (ii) [Buyer shall pay the Direct Purchase Price to the Company].

(c)

Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place via the electronic exchange of documents and signatures contemplated hereunder on the date hereof or at such other time or on such other date or at such other place as Buyer and Sellers’ Representative may mutually determine (the day on which the Closing takes place being the “Closing Date”).  All transactions contemplated by this Agreement that occur on or as of the Closing Date will be deemed to have occurred simultaneously and to be effective as of 12:01 a.m., Eastern Standard Time, on the Closing Date.

(d)

Deliveries at Closing

(i)

At the Closing, Buyer shall deliver:

(A)

the Purchase Price to the Escrow Agent on behalf of the Sellers, which amount shall be held in escrow in accordance with Schedule 2.1 and the terms of the Escrow Agreement; provided that if the Closing Date occurs after one or more Release Dates (as defined in Schedule 2.1), Buyer shall deliver to each Seller its Pro Rata Percentage of the amounts that would have been previously released pursuant to Schedule 2.1;

(B)

the Direct Purchase Price to the Company;

(C)

[to the Company, the Seller’s Representative or each Seller, as appropriate, all other agreements, documents, instruments or certificates required to be delivered by Buyer at or prior to the Closing as set forth in Section 2(d)(i) of the Disclosure Schedule].

(ii)

At the Closing, the Seller’s Representative on behalf of the Sellers or the Company, as applicable, shall deliver:

(A)

to Buyer stock certificates representing the Common Shares including stock powers, as applicable;

(B)

[to the Buyer all other agreements, documents, instruments or certificates required to be delivered by the Company on or prior to the Closing as set forth in Section 2(d)(ii) of the Disclosure Schedule];

(C)

if applicable, Replacement Notes, duly executed by an officer of the Company;

(D)

a FIRPTA Certificate in customary form duly executed by the Sellers; and

(E)

resignation letters from the directors of the Company, other than Victor Santos, if any.

(e)

Sellers’ Representative

(i)

As the representative of Sellers, Sellers’ Representative shall act as the agent for Sellers and shall have authority to bind each Seller in accordance with this Agreement.  Buyer may rely conclusively without any duty of inquiry on such appointment and authority and any actions taken by Sellers’ Representative hereunder (including any action taken or purported to be taken by or on behalf of Sellers) until receipt of notice of the appointment of a successor Sellers’ Representative upon 30-days prior written notice to Buyer.  No Party hereunder shall have any cause of action against Buyer for any action taken by Buyer in reliance upon the instructions or decisions of Sellers’ Representative except in the cases of fraud or intentional misrepresentation.

(ii)

Sellers’ Representative, in his capacity as Sellers’ Representative, shall have no liability to Buyer for any default under this Agreement by any Seller.

(iii)

The decision of each Seller to sell Shares pursuant to this Agreement has been made by such Seller independently of any other Seller and independently of any information, materials, statements or opinions as to the terms and conditions of this Agreement and any Transaction Agreement that may have been made or given by Sellers’ Representative, any other Seller or by any agent, employee or other representative of Sellers’ Representative, or any other Seller, and neither Sellers’ Representative nor any Seller or any of their respective agents, employees or other representatives shall have any liability to any other Seller (or any Person) relating to or arising from any such information, materials, statement or opinions, except as expressly provided in a written agreement, if any, between or among Sellers.

(f)

Note Conversion. Buyer acknowledges that the Conversion Shares are being issued in exchange for the cancellation of the principal and interest under the Converted Notes as set forth in Schedule I under the column designated “Conversion Shares.”  At the Closing, Buyer shall deliver to the Company such Converted Notes held by Buyer for cancellation by the Company, and the Company shall execute and deliver a replacement promissory note in respect of any Converted Note for which less than 100% of the principal and accrued interest is hereby being exchanged for Conversion Shares with such remaining principal and accrued interest being continued in such replacement note (each such note, a “Replacement Note”). Notwithstanding the foregoing, Buyer hereby acknowledges and agrees that the cancellation, release and extinguishment of the Converted Notes shall be effective upon the Closing regardless of whether such Converted Notes are actually delivered for cancellation to the Company.

(g)

Conversion to Common Shares. Any Subject Shares, to the extent constituting Preferred Stock immediately prior to Closing shall, automatically and concurrently with Closing, convert to Common Shares on a one-to-one basis.

(h)

Withholding Tax.  Notwithstanding any other provision in this Agreement, the Per Share Purchase Price and any other amounts payable to Sellers or the Company shall be made free and clear of and without reduction or withholding for any Tax imposed on the sale or issuance of the Shares or the Notes, including but not limited to IOF (imposto sobre operações financeiras) on the Notes; provided that if Buyer is required by applicable Law to deduct or withhold any Tax from any amounts payable to a Seller or the Company pursuant to this Agreement, then (i) the sum payable shall be increased as necessary so that after making all required deductions such Seller or the Company receives the same amount they would have received if there were no such deduction or withholding, (ii) Buyer shall deduct or withhold any amounts that it is required to deduct or withhold, (iii) Buyer shall timely pay to the applicable Governmental Entity the full amount deducted or withheld, and (iv) Buyer shall provide each Seller or the Company, as applicable, with proof of payment of such amounts to the applicable Governmental Entity within 30 days of making such payment.

3.

Sellers’ Representations and Warranties.  Each Seller, on a several and not joint and several basis, with respect to itself only hereby represents and warrants to Buyer as of the date hereof:

(a)

Authorization of Transaction; Enforceability. Such Seller has full legal capacity to execute and deliver this Agreement and each Ancillary Agreement to which such Seller is a party and to perform such Seller’s obligations hereunder and thereunder. Assuming the due authorization, execution and delivery of this Agreement and the Ancillary Agreements by the other parties thereto, this Agreement and each Ancillary Agreement to which such Seller is a party constitute the valid and legally binding obligation of such Seller, enforceable against such Seller in accordance with its terms and conditions, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and the availability equitable principles (whether enforcement is sought by proceedings in equity or at Law) or as limited by laws or regulations relating to the availability of specific performance, injunctive relief, or other equitable remedies. Such Seller is not required to give any material notice to, make any material filing with, or obtain any authorization, consent, or approval of any Governmental Entity or other Person in order to consummate the transactions contemplated by this Agreement and each Ancillary Agreement to which it is a party.

(b)

Noncontravention. The execution, delivery and performance of this Agreement by such Seller and each Ancillary Agreement to which such Seller is a party and the consummation of the transactions contemplated hereby and thereby, will not (A) materially violate any Law, Order or other restriction of any Governmental Entity to which such Seller is subject, (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any Contract or other arrangement relating to such Seller’s Shares, or (C) result in the imposition or creation of a Lien upon, or with respect to, such Seller’s Shares (other than restrictions on transfer under applicable federal and state securities Laws).

(c)

Brokers’ Fees.  Neither such Seller nor any of its Related Persons has any liability or obligation to pay any fees or commissions to any broker, finder, investment bank or agent with respect to the transactions contemplated by this Agreement and the Transaction Agreements.

(d)

Shares. Such Seller holds of record and owns beneficially the Shares set forth opposite such Seller’s name on Schedule 1, free and clear of any restrictions on transfer (other than restrictions on transfer under the Company’s Governing Documents, the Investor Rights Agreement, or applicable federal and state securities Laws), Taxes, Liens, options, warrants, purchase rights, rights of first refusal, preemptive rights, contracts, commitments, equities, claims, and demands. Such Seller has good and indefeasible title to the Shares and has full legal capacity to sell the Shares to Buyer as provided herein without obtaining the consent of any other Person. Such Seller is not a party to, and such Seller’s Shares are not subject to, any option, warrant, purchase right, preemptive right, conversion, subscription or other Contract or commitment that could require such Seller to sell, transfer, or otherwise dispose of its Shares or any equity securities (including any securities or instruments exercisable or convertible into equity securities) of the Company or any of its Subsidiaries (other than this Agreement), and its Shares have not been pledged or assigned to any Person.  Such Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting or disposition of any equity securities of the Company or any of its Subsidiaries.  Upon the consummation of the transactions contemplated hereby, Buyer will acquire good and marketable title to such Seller’s Shares, free and clear of all Liens (other than restrictions on transfer under applicable federal and state securities Laws).

(e)

Legal Proceedings.  There are no Proceedings pending or, to such Seller’s Knowledge, threatened against or by such Seller or its Affiliate that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement or that otherwise relate to such Seller’s Shares.

(f)

No Additional Representations by Sellers. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SECTION 3, NO SELLER IS MAKING ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER WITH RESPECT TO SUCH SELLER OR THE COMPANY OR ANY SUBSIDIARY, INCLUDING ANY ASSETS OF THE COMPANY OR ANY SUBSIDIARY, OR OTHERWISE.  Notwithstanding anything to the contrary in this Section 3(f) or otherwise in this Agreement, nothing in this Section 3(f) shall in any manner limit (A) Buyer’s or any other Buyer Indemnified Person’s rights under Section 7 or (B) any claim by Buyer or any Buyer Indemnified Person of fraud or intentional misrepresentation in the making of the representations and warranties under this Agreement or in any Transaction Agreement to which such Seller is a party.

4.

Buyer’s Representations and Warranties. Buyer represents and warrants to Sellers as of the date hereof as follows:

(a)

Organization of Buyer. Buyer is a corporation, duly organized, validly existing and in good standing (to the extent such concept is recognized under applicable Law) under the Laws of the Federative Republic of Brazil.

(b)

Authorization of Transaction. Buyer has full power and authority (including full corporate or other entity power and authority) to execute and deliver this Agreement and each Ancillary Agreement to which it is a party and to perform its obligations hereunder and thereunder.  This Agreement and each Ancillary Agreement to which Buyer is a party has been (or will be) duly executed and constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally and the availability of equitable principles.  Buyer need not give any material notice to, make any material filing with, or obtain any authorization, consent, or approval of any Governmental Entity or other Person in order to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement and the Ancillary Agreements to which Buyer is a party have been duly authorized by Buyer.

(c)

Noncontravention. The execution, delivery and performance of this Agreement by Buyer and each Ancillary Agreement to which it is a party and the consummation of the transactions contemplated hereby and thereby, will not (A) violate any provision of its Governing Documents, (B) materially violate any Law, Order, or other restriction of any Governmental Entity to which Buyer is subject or (C) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material Contract or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject.

(d)

Brokers’ Fees. Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

(e)

Investment. Buyer: (a) is an informed, sophisticated entity with sufficient knowledge and experience in investment and financial matters so as to be capable of evaluating the risks and merits of its purchase of the Common Shares; (b) understands that the purchase of the Common Shares involves business and other risks; (c) is financially able to bear the risks of purchasing the Common Shares; and (d) is not acquiring the Common Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.  Buyer is an “accredited investor” as defined in Rule 501(a) under the Securities Act.  Buyer acknowledges that the Shares are not registered under the Securities Act or any state securities laws and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

(f)

No Additional Representations by Buyer. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SECTION 4, BUYER IS NOT MAKING ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER WITH RESPECT TO BUYER, INCLUDING ANY ASSETS OF BUYER, OR OTHERWISE.  Notwithstanding anything to the contrary in this Section 4(f) or otherwise in this Agreement, nothing in this Section 4(f) shall in any manner limit (A) any Seller’s or any other Seller Indemnified Person’s rights under Section 7 or (B) any claim by any Seller or any Seller Indemnified Persons’ of fraud or intentional misrepresentation in the making of the representations and warranties under this Agreement.

(g)

Legal Proceedings. There are no Proceedings pending or, to Buyer’s Knowledge, threatened against or by Buyer or its Affiliates that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

5.

Representations and Warranties Concerning the Company.6 For purposes of the representations and warranties contained in this Section 5, as well as for purposes of interpreting any reference to any of the representations and warranties contained in this Section 5, the term “Company” shall mean CarrierEQ, Inc., and its subsidiaries, (i) Airfox Servicos E Intermediacoes LTDA, a limited liability company organized under the laws of the Federative Republic of Brazil (“AFB”) and (ii) Air Token GmbH, a Swiss GmbH (“GmbH”). Subject to the information set forth in the disclosure schedule delivered by CarrierEQ, Inc. and the Sellers to Buyer on the date hereof (the “Disclosure Schedule”), CarrierEQ, Inc. hereby represents and warrants to Buyer as of the date hereof (or as of such other date as may be specified herein):

(a)

Organization, Qualification, and Power; Authorization of Transaction.

(i)

CarrierEQ, Inc. is a corporation, duly organized, validly existing and in good standing under the Laws of the State of Delaware and AFB is a limited liability company organized under the laws of the Federative Republic of Brazil duly organized, validly existing under the Laws of the Federative Republic of Brazil and GmbH is a Swiss GmbH duly organized, validly existing under the Laws of Switzerland, and each of CarrierEQ, Inc., AFB and GmbH are duly authorized to conduct business and are in good standing under the Laws of each jurisdiction where such qualification is required and as set forth on Schedule 5(a)(i). The Company has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned, leased and used by it.

(ii)

The Company has all requisite power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party and to perform its obligations hereunder and thereunder.  The execution, delivery and performance of this Agreement and all other Ancillary Agreements contemplated hereby to which the Company is a party have been duly authorized and approved by all necessary all [corporate/foreign equivalent] action. Assuming the due authorization, execution and delivery of this Agreement and the Ancillary Agreements by the Buyer, Sellers and the Shareholder’s Representative, this Agreement and each Ancillary Agreement to which the Company is a party constitute the valid

———————

6 The Parties agree that the representations and warranties contained in this Section 5 are subject to reasonable revision in order to insure their accuracy as of the Closing Date.

and legally binding obligation of the Company, enforceable against the Company in accordance with its terms and conditions, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and the availability equitable principles.

(b)

Capitalization.  The authorized capital stock of CarrierEQ, Inc. consists of [X] shares of Common Stock and [Y] shares of Preferred Stock and the authorized capital stock of AFB consists of [_] and the authorized capital stock of GmbH consists of [_].  As of the date hereof, [_] shares of CarrierEQ, Inc. are issued and outstanding and [_] shares of AFB are issued and outstanding and [_] shares of GmbH are issued and outstanding. All issued and outstanding capital stock of the Company was duly authorized and validly issued and is fully paid and nonassessable and (except as set forth on Schedule 5(b)7 is not subject to any preemptive rights.  Except as set forth on Schedule 5(b), the Company is not a party to any outstanding option, warrant, call, subscription or other right (including any preemptive right), agreement or commitment that obligates it to issue, sell or transfer, or repurchase, redeem or otherwise acquire, any shares of the capital stock or other equity interest in the Company, (b) there are no equity appreciation rights, phantom stock units, performance units, profit participation or similar equity based-rights with respect to the Company, and (c) the Company is not a party to any voting agreements, proxies or other contracts or agreements that would grant any Person, other than stockholders or Buyer, the right to vote any of the capital stock or other equity interest of the Company. CarrierEQ, Inc. owns directly approximately 99% of the issued and outstanding equity interests of AFB and 100% of the issued and outstanding equity interests of GmbH. Schedule 5(b) sets forth the CarrierEQ, Inc. issued and outstanding Shares and the record and beneficial owner of such ownership interests immediately prior to the Closing.

(c)

Noncontravention.  Neither the execution, delivery and performance by the Company of this Agreement and each Ancillary Agreement to which it is a party, nor the consummation of the transactions contemplated hereby and thereby, will (i) violate any Law or Order of any Governmental Entity to which the Company is subject, (ii) violate any provision of the Company’s Governing Documents, or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any Contract to which the Company is a party or by which the Company is bound or to which any of the Company’s assets is subject (or result in the imposition of any Lien upon any of such assets); except, in the case of clauses (i) and (iii), where such violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Lien would not have a Material Adverse Effect.  The Company is not required to give any material notice to, make any material  filing with, or obtain any material authorization, consent, or approval of any Governmental Entity or other Person in connection with the execution, delivery and performance of this Agreement and, at Closing, each Ancillary Agreement to which it is a party and to consummate the transactions contemplated by this Agreement, except for as set forth in Section 5(c) of the Disclosure Schedule.

(d)

Brokers’ Fees.  Neither the Company nor any of its Affiliates has any liability or obligation to pay any fees or commissions to any broker, finder, investment bank or agent with respect to the consummation of the transactions contemplated by this Agreement.

———————

7 NTD: if any preemptive rights are applicable, Airfox will receive a written waiver of the same prior to Closing.

(e)

Assets.  The Company has good title to, or a valid leasehold interest in, or a valid license to use, all of the material tangible and intangible property and assets, used by the Company as of the date hereof free and clear of all Liens other than Permitted Liens.  Taken as a whole, all such assets are in good operating condition and repair (except for ordinary wear and tear) sufficient in all material respects to comply with general industry standards and sound business practices and are sufficient in all material respects to conduct the Company’s business in the Ordinary Course of Business.

(f)

Subsidiaries.  Except for AFB and GmbH, the Company has no Subsidiaries.

(g)

Financial Statements8. The Company has delivered or made available to Buyer accurate and complete copies of the following financial statements (collectively, the “Financial Statements”): (i) the balance sheet of the Company as of and statements of income and changes in stockholders’ equity for the fiscal year then ended December 31, 2016 and December 31, 2017; and (ii) the unaudited balance sheet, statement of income, cash flow and changes in shareholders’ equity (the “Most Recent Financial Statements”) of the Company as of and for the [  ] ended [  ] (the “Most Recent Balance Sheet Date”).  The Financial Statements are consistent with the books and records of the Company and have been prepared in accordance [with GAAP consistently applied and present fairly in all material respects the financial condition of the Company] as of such dates and the results of operations, cash flows and changes in stockholder’s equity of the Company for such periods; provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments and lack footnotes and other presentation items (none of which are material individually or in the aggregate).

(h)

Events Subsequent to the Call Option and Note Purchase Agreement.  Except as set forth in Section 5(h) of the Disclosure Schedule, since date of the Call Option Agreement, (i) there has not been any Material Adverse Effect, and (ii) the Company has conducted its business only in the Ordinary Course of Business.

(i)

Legal Compliance; Governmental Permits.

(i)

Except as set forth in Section 5(i) of the Disclosure Schedule, the Company is, and has been for the past five (5) years, in compliance in all material respects with all applicable Laws and Orders of any Governmental Entity, and no Proceeding has been filed or commenced or, to the knowledge of the Company, threatened alleging any violation or failure so to comply in all material respects.

(ii)

Schedule 5(i)(ii) sets forth a complete list of all Permits held by the Company.  Such Permits (i) constitute all material Permits necessary for the operation of the business of the Company, and (ii) are in full force and effect, and the Company is operating in material compliance therewith. The Company has not received any notice, written or otherwise, from any Governmental Entity alleging that it is in violation of any of the terms or conditions of any such Permit. The Company has not received written notice from any Governmental Entity that any of the Permits applicable to the Company will not be renewed, or will otherwise be

———————

8 NTD: Section 5(g) to be updated to generally reflect a reporting company financial statements rep to the extent Form 10 is filed prior to the parties entering into this Agreement.

revoked, withdrawn, cancelled, suspended or adversely modified, and there are no Proceedings pending or, to the Knowledge of the Company, threatened to revoke, withdraw, cancel, suspend or adversely modify any such Permit.

(iii)

None of the representations and warranties contained in this Section 5(i) shall be deemed to relate to environmental matters (which are governed exclusively by Section 5(r)), employee benefits matters (which are governed exclusively by Section 5(q)), employment matters (which are governed exclusively by Section 5(o)) or tax matters (which are governed exclusively by Section 5(j))) intellectual property matters (which are governed exclusively by Section 5(l)), or information privacy and security matters (which are governed exclusively by Section 5(t)).

(j)

Tax Matters. Except as set forth in Section 5(j) of the Disclosure Schedule:

(i)

All Tax Returns that were required to be filed by or on behalf of the  Company, pursuant to applicable requirements of any Taxing Authority were timely filed, and all such Tax Returns were true, correct and complete in all material respects and were prepared in substantial compliance with all applicable requirements of the relevant Taxing Authority.

(ii)

The Company has paid all Taxes (whether or not shown or required to be shown on any Tax Return) that have or may have become due for all periods covered by the Tax Returns or otherwise, or pursuant to any assessment received by the Company.

(iii)

The unpaid taxes of the Company (A) did not as of the most recent interim Balance Sheet exceed the reserve for Taxes (excluding any reserve established to reflect timing differences between book and tax income) set forth on the most recent interim Balance Sheet and (B) do not exceed the reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns.   Since the date of the most recent interim Balance Sheet, the Company has not incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside of the ordinary course of business.

(iv)

The Company is not currently the beneficiary of any extension of time within which to file any Tax Return.  There are no Liens on any of the Assets that arose as a result of any failure (or alleged failure) to pay any Tax.  There are no Liens for Taxes upon the Company's stock. Section 5(j) of the Disclosure Schedule (i) lists all tax returns filed by Company for Tax periods ended on or after December 31, 2015, (ii) indicates those tax returns that have been audited, and (iii) indicates those tax returns that currently are the subject of audit

(v)

There are no audits, claims, proceedings or assessments regarding Taxes pending or threatened in writing against the Company. The Company has no Employees and does not maintain property outside of the states set forth on Schedule 5.11(b). The Company has not received written notification from any other state that it is subject to income tax in such state.

(vi)

The Company has withheld and paid over to the proper Taxing Authority all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto.

(vii)

The Company has reserved the required amounts necessary to pay all unemployment Taxes and/or other Taxes due based on taxable wages paid by the Company through the Closing Date, and such amounts have been segregated for later payment to the appropriate Taxing Authorities.

(viii)

Except as set forth in the Call Option Agreement, there is no tax sharing agreement, tax allocation agreement, tax indemnity obligation or similar written or unwritten agreement, arrangement, understanding or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other arrangement relating to Taxes) that will require any payment by the Company to any other Person after the Closing.

(ix)

There are no Contracts, including the provisions of this Agreement, covering any Employee, former Employee, director or independent contractor of the Company  that, individually or collectively, could give rise to any payment (or portion thereof) that would not be deductible pursuant to Sections 280G, 404 or 162 of the Code.

(x)

The Company has not engaged in any “reportable transaction” within the meaning of Section 1.6011-4(b) of the Treasury Regulations (as in effect at the relevant time).

(xi)

The Company will not be required to include any item of income (or exclude any item of deduction) in any taxable period ending after the Closing Date as a result of (i) an adjustment under Section 481 of the Code, (ii) use of an improper method of accounting for any taxable period ending on or prior to the Closing Date, (iii) an agreement with any Governmental Body (including a “closing agreement” under Section 7121 of the Code) entered into on or before the Closing Date, (iv) a transaction entered into on or before the Closing Date reported under the installment method of accounting or the long-term contract method of accounting, (v) a transaction occurring on or before the Closing reported as an open transaction for U.S. federal Income Tax purposes, (vi) prepaid amounts or advance payments received on or before the Closing Date, (vii) any change in method of accounting occurring or requested on or before the Closing Date, (viii) pursuant to Code Section 108(i) or (ix) pursuant to any provision of local, state or foreign Tax Law comparable to any of the foregoing.

(xii)

Within the last five years, the Company has not distributed the stock of another Person, or has had its capital stock or other equity interests distributed by another Person in a transaction that was purported or intended to be governed in whole or in part by Section 355 or 361 of the Code.

(xiii)

The Company (i) has not made a request for a private letter ruling, a request for technical advice, a request for a change of any method of accounting, or any other similar request that is in progress or pending with any Taxing Authority with respect to Taxes, and (ii) is not subject to a Tax holiday or Tax incentive or grant in any jurisdiction that will terminate (or be subject to a clawback or recapture) as a result of any transaction contemplated by this Agreement.

(xiv)

The Company has never been a member of an affiliated group (within the meaning of Section 1504 of the Code) filing a consolidated federal Tax Return.

(xv)

The Company has no unpaid Tax in regard to earnings deemed repatriated for its 2017 tax year under Section 965 of the Code.  The Company did not make an election to pay the Tax arising from a deemed repatriation under Section 965 on an installment basis.

(k)

Real Property. Section 5(j) of the Disclosure Schedule sets forth by address each parcel of leased real property, and a complete list of all leases for leased real property.  The Company does not own any real property.  With respect to the real property it leases, the Company is in compliance in all material respects with such leases and, to the Company’s Knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets.  The Company is not in default in any material respect under any lease, and no notice of default has been received or issued the Company with respect to such leases, or other agreements of the Company affecting the leased real property that has not been waived or cured.  No Seller nor any other Person is a guarantor of any lease that the Company is a party to. To the Company’s Knowledge, there are no liens that materially impair or adversely affect the use, occupancy, quiet enjoyment or operation thereof, or the Business conducted thereon.

(l)

Intellectual Property.

(i)

The Company owns, free and clear from all Liens, except for Permitted Liens, or otherwise possesses legally enforceable rights to use all of the Intellectual Property used in and reasonably necessary to the conduct of the business as currently conducted.  The Intellectual Property owned by the Company (“Owned Intellectual Property”) and the Intellectual Property licensed to the Company under the Intellectual Property Licenses comprise all of the Intellectual Property that is used in and reasonably necessary to conduct the business as currently conducted.  The Company is the sole and exclusive owner of each item of Owned Intellectual Property. No Owned Intellectual Property, product or service of the Company is subject to any Legal Proceeding, Order or settlement agreement that restricts in any material manner the use, transfer or licensing thereof by the Company or may materially affect the validity, use or enforceability of such Owned Intellectual Property.

(ii)

Section 5(l)(ii) of the Disclosure Schedule sets forth a complete and correct list (in all material respects) of all Owned Intellectual Property for which a registration or application has been filed with a Governmental Body or other registrar, including patents, trademarks, service marks, copyrights, domains and social media accounts.  Section 5(l)(ii) of the Disclosure Schedule sets forth a complete and correct list (in all material respects) of all material trademarks, service marks and other trade designations that are Owned Intellectual Property and not otherwise identified in Section 5(l)(ii) of the Disclosure Schedule. All Owned Intellectual Property is valid and in good standing, all required filings and fees related to the Owned Intellectual Property have been filed with and paid to the relevant Governmental Body and authorized registrars, and, there are no actions that must be taken within thirty (30) days of Closing, including responding to office actions, the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Owned Intellectual Property.

(iii)

Section 5(l)(iii) of the Disclosure Schedule sets forth a complete and correct list of all material written licenses and agreements (other than (i) ordinary course licenses of commercially available software or services, or (ii) agreements in which grants of rights to use Intellectual Property are incidental to and not material to performance under such agreement), (A) pursuant to which the Company grants to any Person rights in the Owned Intellectual Property or (B) pursuant to which the Company receives any rights in Intellectual Property from any Person (collectively, the “Intellectual Property Licenses”).  The Intellectual Property Licenses are valid, binding and enforceable between the Company and, to the Knowledge of the Company, the other parties thereto and are in full force and effect.  There is no material default under any Intellectual Property License by the Company or, to the Knowledge of the Company, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a material default thereunder. The Company is in material compliance with its material obligations under each Intellectual Property License.

(iv)

There is no claim or demand of any Person pertaining to, or any proceeding which is pending or, to the Knowledge of the Company, threatened in writing, that challenges the rights of the Company in respect of any Owned Intellectual Property, or claims that any material default or material breach exists under any Intellectual Property License.  To the Knowledge of the Company, no Person is materially infringing or misappropriating any Owned Intellectual Property.

(v)

To the Knowledge of the Company, the conduct of the business as presently conducted and the conduct of the business as conducted in the past two years does not infringe or otherwise violate and has not infringed or otherwise violated any Intellectual Property of any other Person. The Company has not received any written communications alleging that the Company (or any of its employees or consultants) is violating or infringing or has violated or infringed any Intellectual Property of any other Person. To the Company’s Knowledge, as of the date hereof, no Person is infringing the Owned Intellectual Property. The Company takes commercially reasonable measures to protect the secrecy and confidentiality of its material trade secrets, including know-how, inventions, designs, computer programs, technical data and all information that derives independent economic value, actual or potential, from not being generally known or known by competitors.  This Section 5(l)(v) constitutes the only representation and warranty of the Company with respect to any actual or alleged infringement or other violation of any Intellectual Property of any other Person.

(vi)

Except as described in Section 5(l)(vi) of the Disclosure Schedule, each employee or consultant of the Company involved in the development of Owned Intellectual Property, has entered into a confidentiality and assignment of inventions agreement, sufficient to transfer to the Company ownership of all right, title and interest in such Owned Intellectual Property, substantially in the form included in Section 5(l)(vi) of the Disclosure Schedule.  In each case in which the Company has acquired any material Intellectual Property from any Person the Company has obtained a valid and enforceable assignment sufficient to transfer all rights in such Intellectual Property (including the right to future damages with respect thereto) to the Company and the Company has recorded any such assignment for Owned Intellectual Property with the relevant Governmental Body.

(vii)

The Company has good and valid title and right of ownership and all necessary Intellectual Property rights in and to the AirFox Mobile Wallet, VV API and Underlying IP, including all source code, documentation and specifications related thereto, free and clear of all Liens other than Permitted Liens.  Other than the Company and Buyer, no Person, has any right, title or interest or any Intellectual Property rights in or to the AirFox Mobile Wallet or VV API, including any source code, documentation or specifications.

(m)

Contracts.  The following Contracts, in each case to which the Company is bound or its assets subject, are hereinafter referred to, collectively, as the “Material Contracts”:

(i)

Any Contract with a vendor, subcontractor or independent contractor for the provision of goods or services with respect to which the Company has committed to payments to such Persons in excess of $50,000;

(ii)

Any Contract with any Seller or any Related Person of any Seller (other than the Company and its Subsidiaries), except with respect to remuneration for services rendered on an arms’ length terms as a director, officer or employee of the Company or any of its Subsidiaries in individual amounts of less than $10,000;

(iii)

Any Contract under which the Company has advanced or loaned any amount to any of its directors, officers or employees other than in the Ordinary Course of Business;

(iv)

Any Contract (A) under which the Company has any outstanding obligation or liability for borrowed money or has the right or obligation to incur any such Debt to be repaid or other obligation or liability for borrowed money in excess of $50,000 or (B) relating to any existing bond, letter of credit or other collateral which is material to the Company’s business;

(v)

Contracts relating to any guarantee or other contingent Liability in respect of any Indebtedness or obligation of any Person (other than the endorsement of negotiable instruments for collection in the ordinary and usual course of business consistent with past custom and practice) in excess of $50,000;

(vi)

Any Contract relating to the ownership of or investment in any business or enterprise (other than the Company) or involving the sharing of profits, losses, costs, Taxes or other liabilities, including partnerships, investments in joint ventures, minority equity investments and similar Contracts;

(vii)

Any power of attorney or other similar Contract or grant of agency that is currently in effect;

(viii)

Any Contract with respect to which a Governmental Entity is a party;

(ix)

Any Contract providing for annual commission payments to or from any Person based on sales, purchases or profits in an amount in excess of $50,000;

(x)

Any Contract providing for the acquisition of equity interests, business, properties or assets of any Person as well as sale or issuance of any tokens or Shares of the Company in excess of $50,000;

(xi)

The Intellectual Property Licenses;

(xii)

Any Contract for capital expenditures in excess of $50,000;

(xiii)

Any Leases and any other Contracts affecting the ownership of, leasing of any real property;

(xiv)

Any Contract involving the settlement, release, compromise or waiver of any material rights, Proceedings, duties or liabilities;

(xv)

Contracts limiting the ability of the Company to engage in any line of business or to compete with any Person or to conduct business in Brazil or to solicit any Person for employment;

(xvi)

Contracts that provide for the material indemnification by the Company of any Person or the assumption of any Tax, environmental or other Liability of any Person;

(xvii)

all other Contracts (i) which are reasonably likely to involve the receipt or payment of an amount in excess of $50,000 or (ii) which cannot be cancelled by the Company without material penalty or without more than sixty (60) days’ notice;

(xviii)

Any written commitment to enter into any of the foregoing.

Section 5(m) of the Disclosure Schedule lists all Material Contracts. Except as set forth in Section 5(m) of the Disclosure Schedule, the Company is not (with or without the lapse of time or the giving of notice, or both) in material breach or default of or under any Material Contract, and, to the Knowledge of the Company, no other party to any such Material Contract is (with or without the lapse of time or the giving of notice, or both) in material breach or default thereunder.  Each Material Contract is in full force and effect and is the valid, binding obligation and enforceable obligation of the Company and, to the Knowledge of the Company, the other parties thereto in accordance with its terms, and the Company has not received any written notice of the intention of any other party thereto to cancel or terminate any Material Contract.

(n)

Insurance. Section 5(n) of the Disclosure Schedule includes a correct and complete list and description, including policy number, coverage and deductible, of all insurance policies owned by the Company, materially complete copies of which policies have previously been delivered to Buyer by the Company.  Such policies are in full force and effect, all premiums due thereon have been paid and the Company is not in default thereunder. Such insurance policies are sufficient for compliance in all material respects with all applicable Laws and Contracts by which the Company is bound.  The Company has not received any notice of cancellation or intent to cancel or increase or intent to increase premiums with respect to such insurance policies.  Section 5(n) of the Disclosure Schedule also contains a list of all pending claims and any claims in the past three (3) years with any insurance company by the Company and any instances within the previous three (3) years of a denial of coverage of the Company by any insurance company.

(o)

Labor and Employment Matters.

(i)

Section 5(o) of the Disclosure Schedule sets forth a list of all persons who are either employees or independent contractors of the Company as of the date hereof, and sets forth for each such individual the following: (i) name, (ii) title or position (including whether full or part time), (iii) hire date, (iv) current annual base compensation rate, (v) annualized target amount of commission, bonus or other incentive-based compensation (if any), and (vi) (for employees) designation as either exempt or non-exempt from the overtime requirements of the Fair Labor Standards Act and applicable Law.

(ii)

Except as set forth in Section 5(o) of the Disclosure Schedule, as of the date hereof, all compensation, including without limitation, wages, fees, accrued benefits, incentive based compensation, commissions and bonuses payable to employees or independent contractors of the Company for services performed prior to the date hereof have been paid in full when due and in material compliance with all applicable Laws and there are no written agreements, understandings or commitments of the Company with respect to any compensation of any employee, including without limitation, commissions, bonuses or increases in compensation.  All employees based in the United States are employed on an “at-will” basis.

(iii)

Except as set forth in Section 5(o) of the Disclosure Schedule, the Company is not a party to or bound by any collective bargaining agreement or other similar agreement, and (A) there are no labor unions or other organizations representing any employees of the Company and (B) no labor organization or group of employees has filed any representation petition or made any written demand to the Company for recognition.  Since January 1, 2015, there has not occurred or, to the Knowledge of the Company, been threatened any strike, slowdown, picketing, work stoppage, concerted refusal to work overtime, or other similar labor activity with respect to any employee of the Company and, to the Knowledge of the Company, no event has occurred or circumstance exists that may provide the basis of any such strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity.

(iv)

Except as set forth in Section 5(o) of the Disclosure Schedule,  there is no employment-related charge (including, but not limited to, an unfair labor practice charge), complaint, grievance, investigation, inquiry or obligation of any kind, currently pending or, to the Knowledge of the Company, threatened, in any forum, relating to an alleged violation or breach in any material respect by the Company (or any of the Company’s officers or directors) of any Law or Contract pertaining to employment and employment practices.

(v)

Except as set forth in Section 5(o) of the Disclosure Schedule, the Company maintains employee files with proof of work eligibility in material compliance with all applicable Laws.

(vi)

Except as set forth in Section 5(o) of the Disclosure Schedule, there are no Legal Proceedings pending against the Company, or to the Company’s Knowledge, threatened to be brought or filed, by or with any Governmental Body or arbitrator in connection with the employment of any current or former employee, temporary workers, consultant or independent contractor, individually or collectively, including, without limitation, any claim relating to unfair labor practices, wage and hour violations, wrongful termination, intentional or negligent infliction of emotional distress, employment discrimination, harassment, retaliation, equal pay or any other employment related matter arising under applicable Laws.  There are no internal complaints or reports by any current or former employee, temporary worker, consultant or independent contractor pursuant to the anti-harassment policy of the Company that are pending or under investigation or as to any wage and hour violation(s).

(vii)

Except as set forth in Section 5(o)(vii) of the Disclosure Schedule, the Company has complied with WARN and it has no plans as of the date hereof to undertake any action in the future that would trigger WARN. Except as disclosed on Section 5(o)(vii) of the Disclosure Schedule, no employee has experienced an “employment loss” as defined by WARN within the last 90 days.

(viii)

The representations and warranties set forth in this Section 5(o) are the Company’s sole and exclusive representations and warranties regarding employment matters.

(p)

Legal Proceedings; Orders.

(i)

Except as set forth on Section 5(p)(i) of the Disclosure Schedule,  there is no (A) Proceeding pending or, to the Knowledge of the Company, threatened seeking to enjoin the transactions contemplated by this Agreement, or (B) material Proceeding pending or, to the Knowledge of the Company, threatened against the Company or involving any of its material property or assets.

(ii)

Except as set forth on Section 5(p)(ii) of the Disclosure Schedule, (A) there is no Order to which the Company, or any material assets owned by the Company, is subject, (B) the Company is in compliance with the terms and requirements of each Order to which it, or any of the assets owned or used by it, is subject, and (C) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Company or any Subsidiary, or any of the assets owned by the Company or any Subsidiary, is subject.

(iii)

Except as set forth on Section 5(p)(iii) of the Disclosure Schedule the Company has not been subject to, nor has the Company initiated, any Proceeding for the past five (5) years.

(q)

Employee Benefits.

(i)

Section 5(q)(i) of the Disclosure Schedule lists each Employee Benefit Plan. With respect to each Employee Benefit Plan, the Company has made all required contributions and has no liability to any such employee benefit plan, other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, and has complied in all material respects with all applicable laws for any such employee benefit plan. Each of the Employee Benefit Plans complies in all material respects with its terms and all provisions of applicable Law, including ERISA, the Code and the Affordable Care Act.

(ii)

Except as set forth in Section 5(q)ii) of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (in each case either alone or in conjunction with any other event) will, with or without the passage of time or the giving of notice (i) result in any payment becoming due to any service provider; (ii) increase any benefits otherwise payable to any service provider including under any Employee Benefit Plan; (iii) result in the acceleration of the time of payment or vesting of any such benefits; (iv) result in any “parachute payment” as defined in Section 280G(b)(2) of the Code (whether or not such payment is considered to be reasonable compensation for services rendered); or (v) result in a requirement to pay any tax “gross-up” or similar “make-whole” payments to any employee, director or consultant of the Company or an Affiliate.

(r)

Environmental, Health and Safety Matters.  The Company is not in violation of any Environmental Law in any material respect, and to the Company’s knowledge, no material expenditures of the Company are or will be required in order for the Company to comply with any such Environmental Law. The Company is not the subject of any outstanding written Order or Contract with any Governmental Body or other Person respecting any Environmental Laws or any Release or, to the Knowledge of the Company, threatened Release of a Hazardous Material.

(s)

Certain Business Relationships.  Except as set forth in Section 5(s) of the Disclosure Schedule, the Company is not a party to any Contract with any Seller or, to the Knowledge of the Company, any Related Person of any Seller (other than with respect to arm’s-length remuneration for services rendered pursuant to a Contract as a director, officer or employee of the Company), and no Seller or Related Person of any Seller has any ownership interest in any property or right, tangible or intangible, used by the Company.

(t)

Information Privacy and Data Security.

(i)

The Company’s practices concerning collection, use, analysis, retention, storage, protection, security, transfer, disclosure and disposal of Personal Information comply with, and have not violated, any (i) Material Contract (ii) Privacy Laws, or (iii) public-facing written policy or privacy statement of the Company.  The Company has posted to its websites and each of its online sites and the Airfox Mobile Wallet, terms of use or service and a privacy policy that complies in all material respects with Privacy Laws and that are consistent with, the Company’s practices concerning the collection, use, and disclosure of Personal Information; and

(ii)

The Company is not, and has not been, been in the last two years (i) to the Company’s Knowledge, under investigation by any Governmental Body for an actual or alleged material violation of any Privacy Law or (ii) received any complaints, notices or other written communications from any Governmental Body alleging a material violation of any Privacy Law. The Company maintains, and complies with, written policies and procedures concerning the (i) protection of Personal Information, (ii) the protection of the systems, technology, and networks that process such Personal Information, and (iii) prevention, detection, containment, and correction of security violations respecting its information systems. To the  Knowledge of the Company, there has been no incident involving the Company, its customers, personnel or assets that would require the Company to provide notification to any Governmental Body under any Privacy Laws.

(u)

Contributions.  None of the Company or any director, officer, agent, employee or other Person acting on behalf of any of the Company (in their capacity as director, officer, agent, or employee), has at any time during the last two years: (i) used any corporate funds of the Company for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity in respect of the business of the Company, or failed to disclose fully any such contribution in violation of applicable laws; (ii) directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent or other party acting on behalf of or under the auspices of a governmental official or Governmental Body, in the United States or any other country, which is in any manner illegal under any Law of the United States or any other country having jurisdiction; (iii) made any unlawful payment or given any other unlawful consideration to any customer, agent, distributor or supplier of the Company or any director, officer, agent, or employee of such customer or supplier or (iv) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(v)

Disclosure.  Except for the representations and warranties contained in Section 3 and this Section 5, none of Sellers, the Company or any other Person has made or makes any other representation or warranty, either written or oral, express or implied, at law or in equity, on behalf of Sellers, the Company, to Buyer or any of its Affiliates, including (a) any representation or warranty as to (i) the completeness of any information regarding the Company furnished or made available to Buyer (including by way of virtual data room or otherwise, and any information, documents or material made available to Buyer or its Affiliates, any management presentations or information in any other form provided in connection with the transactions contemplated by this Agreement) or (ii) the future revenue, sales, profitability, financial performance or success of the Company or any Subsidiary.

6.

Post-Closing Covenants.  The Parties agree as follows with respect to the period following the Closing:

(a)

General.  In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each Party will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party.

(b)

Tax Matters.  Buyer and Seller’s Representative shall reasonably cooperate to minimize any Transfer Taxes that may be imposed or required by any Taxing Authority in connection with the transactions contemplated by this Agreement. Buyer shall be solely responsible for any Transfer Taxes imposed by any Brazilian Governmental Entity, and any other Transfer Taxes shall be divided evenly between Buyer and the Company.

(c)

Confidentiality and Public Announcements.  None or the Parties hereto shall make any publicity releases, interviews or other disclosure or dissemination of any information concerning this Agreement or its terms, or any Party’s performance hereunder, to any Person without the prior written approval of Buyer and Sellers’ Representative, such approval not to be unreasonably withheld, conditioned or delayed; provided, however, that each of the Parties may disclose the contents of this Agreement: (i) to its employees, officers, directors, partners, members, shareholders and Affiliates and their respective advisors, agents and other representatives (collectively, “Representatives”) on a need-to-know basis, provided that all such persons agree to hold confidential such information substantially in accordance with this clause (d) or are otherwise bound by a duty of confidentiality to such other Parties, as the case may be, and that such Party shall be responsible for any breach of the provisions of this paragraph by its Representatives; (ii) to any Governmental Authority or other Person to the extent that such Party determines, based on advice of legal counsel, that the disclosure is required under applicable securities laws or the terms of a subpoena or order issued by a court or governmental or regulatory body of competent jurisdiction or under any law, regulation, rule (including any stock exchange rule) or governmental proceeding (provided that such Party may only do so if it, to the extent legally permissible, (a) reasonably promptly notifies the other Parties hereto in writing of such request or requirement, (b) provides the other Parties hereto with any proposed disclosures and affords reasonable advance notice to review and comment, (c) consults, in advance of any such disclosure, with the other Parties hereto on the advisability of taking legally available steps to resist or narrow such request or requirement and (d) uses commercially reasonable efforts to obtain, at such disclosing Party’s sole expense, an appropriate protective order or other reliable assurance that confidential treatment will be accorded any such information); and (iii) in connection with any lawsuit initiated to enforce any rights under this Agreement.  Notwithstanding the foregoing, each Party acknowledges that the other Parties hereto shall be permitted to provide copies of this Agreement, in draft or final form, to the extent necessary or advisable in connection with discussions relating to, and the negotiation of the definitive agreements contemplated in this Agreement. Notwithstanding the foregoing, with the respect to any information that is subject both to this clause (d) and to the confidentiality terms of the Services Agreement, the terms of the Services Agreement shall prevail.

7.

Remedies for Breaches of This Agreement.

(a)

Survival of Representations and Warranties. All representations, warranties, covenants, obligations and agreements made by the Parties in this Agreement shall survive the Closing in accordance with this Section 7(a).  The representations and warranties contained in this Agreement shall survive until the second anniversary of the Closing Date; provided, however, that the representations and warranties contained in Section 5(l) (Intellectual Property) shall survive until the third anniversary of the Closing Date, the Fundamental Representations and the Buyer Fundamental Representations shall survive the Closing indefinitely, the representations and warranties contained in Section 5(q) (Employee Benefits) and Section 5(r) (Environmental, Health and Safety Matters) shall survive until the fifth anniversary of the Closing Date, and the representations and warranties contained in Section 5(j) (Tax Matters), shall survive until the date that is 60 days after the expiration of the applicable statute of limitations.  The covenants or other agreements contained in this Agreement shall survive the Closing indefinitely or for the period contemplated by its terms, if any. Any claims under this Agreement with respect to a breach of a representation, warranty, covenant or agreement must be asserted by a written notice on or before the expiration of the applicable survival period for such representation, warranty, covenant or agreement, and if such a notice is given, the survival period for such representation, warranty, covenant or agreement shall toll solely as to the specific matters subject to the claim asserted until it is fully resolved as provided herein.

(b)

Indemnification Provisions for Buyer’s Benefit

(i)

Subject to the other applicable provisions of this Section 7, from and after the Closing, the Sellers, severally and not jointly, will defend and hold harmless Buyer, its Affiliates and its and their respective representatives (collectively, the “Buyer Indemnified Persons”) from and against, and will pay or cause to be paid to the Buyer Indemnified Persons any and all Losses incurred or sustained by such Buyer Indemnified Persons arising out of, resulting from, relating to or in connection with:

(A)

 any breach of any representation or warranty of such Seller set forth in Section 3 or, based on such Seller’s Pro Rata Percentage, of the Company set forth in Section 5 (other than any breach of any representation or warranty contained in Section 5(j) (Tax Matters) which are addressed in Section 7(b)(i)(E) below);

(B)

any failure of such Seller or, based on such Seller’s Pro Rata Percentage, of the Company to perform or comply with any covenant, agreement or obligation of the Company or such Seller in this Agreement;

(C)

such Seller’s Pro Rata Percentage of any Diligence Liabilities;

(D)

such Seller’s Pro Rata Percentage of any ICO Liabilities above $9,000,000 that were not included in the adjustment to the Agreed Valuation (as defined in the Call Option Agreement) pursuant to the terms of the Call Option Agreement; and

(E)

such Seller’s Pro Rata Percentage of any Indemnified Taxes.

(c)

No Seller shall have any right of contribution, reimbursement, subrogation or indemnity against the Company or its Subsidiaries in connection with any indemnification obligation to which such Seller may become subject or which may be payable under or in connection with this Agreement.

(d)

Limitations on Indemnification Obligations.

(i)

Subject to the other limitations described in this Agreement, none of the Sellers or the Company shall have any obligation to indemnify Buyer Indemnified Persons from and against any Losses pursuant to Section 7(b)(i)(A) (other than with respect to a breach of a Fundamental Representation) until Buyer Indemnified Persons have suffered Losses by reason of all such breaches in an aggregate amount that exceeds the Basket, after which point Sellers will be obligated to indemnify Buyer Indemnified Persons from and against the first dollar of such Losses; provided, however, that the Basket shall not apply to Losses resulting from fraud or intentional misrepresentation or Section 7(b)(i)(D) or Section 7(b)(i)(E).

(ii)

The aggregate amount of all Losses suffered by Buyer Indemnified Persons for which either the Company or the Sellers will be liable pursuant to Section 7(b)(i) shall not exceed the Indemnification Cap; provided, however, that the Indemnification Cap shall not apply to Losses resulting from fraud or intentional misrepresentation, or breaches of Fundamental Representations or Section 7(b)(i)(D) or Section 7(b)(i)(E). Notwithstanding anything herein to the contrary, including the foregoing sentence, other than in the case of fraud or intentional misrepresentation of such Seller, no Seller’s aggregate liability for Losses under this Agreement shall exceed such Seller’s Pro Rata Share.

(iii)

Notwithstanding anything to the contrary in this Agreement, no Indemnifying Party shall be liable for, and the definition of Losses shall not include any punitive damages (except to the extent such damages are awarded to a Governmental Authority or other third party).

(iv)

All indemnification payments under this Section 7 in respect of any Loss shall be reduced by the amount of insurance proceeds and any indemnity, contribution or other similar payment actually received by the Indemnified Party in respect of the applicable claim.

(v)

The right to indemnification, payment of any Losses or other remedy based on such representations, warranties, covenants, obligations and agreements will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, obligation or agreement.

(vi)

Notwithstanding anything to the contrary in this Agreement, neither the Company nor any Seller shall have any obligation to indemnify any Buyer Indemnified Party for (i) any Losses to the extent arising as a direct result of the unreasonable exercise by Buyer of Buyer’s rights as set forth in Exhibit F (Actions Requiring Purchaser’s Consent) of the Call Option Agreement or (ii) any Losses to the extent actually resulting in an adjustment to the Agreed Valuation (as defined in the Call Option Agreement), if any, pursuant to the Call Option Agreement.

(e)

Indemnification Provisions for Sellers’ Benefit.  If Buyer breaches any of its representations or warranties set forth in Section 4, or Buyer fails to perform or comply with any of its covenants contained herein, then, subject to the other applicable provisions of this Section 7, from and after the Closing, Buyer shall indemnify each Seller and the Company and their respective representatives (“Seller Indemnified Persons”) from and against any Losses arising out of, resulting from, relating to or in connection with such breach or failure to perform or comply by Buyer.

(f)

Limitation on Indemnification Obligations of Buyer.

(i)

The aggregate amount of all Losses suffered by Seller Indemnified Persons for which the Buyer will be liable pursuant to Section 7(e) shall not exceed the Indemnification Cap, other than Buyer’s obligation in Section 2; provided, however, that the Indemnification Cap shall not apply to Losses resulting from fraud or intentional misrepresentation or breaches of Buyer Fundamental Representations; provided, further that until Seller Indemnified Persons have suffered Losses by reason of all such breaches (other than with respect to a Breach of a Buyer Fundamental Representation) in an aggregate amount that exceeds the Basket, after which point Buyer will be obligated to indemnify Seller Indemnified Persons from and against the first dollar of such Losses.

(g)

Matters Involving Third Parties and Direct Claims

(i)

If any third party shall notify any Party (the “Indemnified Party”) with respect to any matter (a “Third Party Claim”) which may give rise to a claim for indemnification against any other Party (the “Indemnifying Party”) under this Section 7, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that the failure to so notify shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent that the Indemnifying Party is actually and materially prejudiced thereby.

(ii)

Any Indemnifying Party will have the right, subject to the last sentence of this Section 7(g)(ii), at any time to assume and thereafter conduct the defense of the Third Party Claim with counsel of such Indemnifying Party’s choice reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless (A) the judgment or proposed settlement involves only the payment of money damages that are paid in full by the Indemnifying Party and does not impose an injunction or other equitable relief upon the Indemnified Party, (B) there is no finding or admission of any violation by the Indemnified Party of any Law or any rights of any Person and (C) the Indemnified Party receives a full and unconditional release of and from the Third Party Claim and any other claims that may be made against the Indemnified Person by the Person bringing the Third Party Claim.  Notwithstanding the foregoing, if an Indemnified Party determines in good faith that (w) there is a reasonable probability that a Third Party Claim may adversely affect it or any of its Affiliates, including if injunctive or other equitable relief is sought and can be imposed against the Indemnified Party or any of its Affiliates, (x) the Third Party Claim, if unfavorably decided, would reasonably be likely to lead to Losses, liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder or in excess of the limitations contained in this Section 7, (y) the Third Party Claim relates to or arises in connection with any criminal or quasicriminal Proceeding, or (z) the Indemnifying Party is also a party or has an interest in such Third Party Claim, which interest conflicts with the interests of the Indemnified Party, then, in each case, the Indemnified Party may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise or settle such Third Party Claim.

(iii)

Unless and until an Indemnifying Party assumes the defense of the Third Party Claim as provided in Section 7(g)(ii) above, the Indemnified Party may defend against the Third Party Claim in any manner it reasonably may deem appropriate.  If the Indemnifying Party assumes the defense of the Third Party Claim as provided in Section 7(g)(ii) above, then the Indemnifying Party shall diligently conduct the defense at its expense.

(iv)

A claim for indemnification for any matter not involving a Third Party Claim shall be asserted by notice (a “Direct Claim Notice”) to the Indemnifying Party as promptly as reasonably practicable, which Direct Claim Notice shall describe in reasonable detail the nature of the claim and the basis of the Indemnified Party’s request for indemnification under this Agreement; provided, however, that the failure to so notify shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent that the Indemnifying Party is actually and materially prejudiced thereby.  If, by the thirtieth (30th) Business Day after a Direct Claim Notice is sent (the “Dispute Period”), the Indemnified Party has not received from the Indemnifying Party notice in writing that the Indemnifying Party objects to the claim (or the amount of Losses set forth therein) asserted in such Direct Claim Notice and describing in reasonable detail the basis of such dispute (a “Dispute Notice”), then the Indemnifying Party will be deemed not to dispute the claim described in the related Direct Claim Notice. If the Indemnifying Party elects not to dispute the claim described in a Direct Claim Notice, whether by failing to give a timely Dispute Notice or otherwise, then the amount of Losses alleged in such Direct Claim Notice will be conclusively deemed to be an obligation of the Indemnifying Party.

(h)

Sellers’ Representative shall act on behalf of Sellers for purposes of this Section 7 for any Third Party Claim or direct claim for indemnification, which is the subject of the indemnification provisions of this Section 7.

(i)

[Notwithstanding the foregoing, the Parties can set a specific procedure to manage the consumer and labor claims which arise from the activities conducted by them in relation to the services provided by the Company under the Services Agreement.]

(j)

Exclusive Remedy.  Except for any equitable remedies of the Parties expressly provided herein (including for the specific performance of, or injunctive relief or other equitable remedies) or for causes of action relating to fraud or intentional misrepresentation, Buyer and Sellers acknowledge and agree that the indemnification provisions in this Section 7 shall be the sole and exclusive remedy of Buyer and Sellers after the Closing with respect to claims arising under or as a result of this Agreement or relating to the transactions contemplated hereby.

(k)

Manner of Payment

(i)

Any amount payable by either the Company or any Seller to any Buyer Indemnified Person pursuant to this Section 7 shall be payable in U.S. Dollars by wire transfer of immediately available funds to an account or accounts designated by a Buyer Indemnified Person within five Business Days following the final determination of the claim given rise to such payment obligation.

(ii)

Any amount payable by Buyer to a Seller pursuant to this Section 7 shall be payable in U.S. Dollars by wire transfer of immediately available funds to an account or accounts designated by the Sellers’ Representative within five Business Days following the final determination of the claim for indemnification giving rise to such payment obligation.

8.

Miscellaneous.

(a)

Press Releases and Public Announcements.  No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of Buyer and Sellers’ Representative, except as such release or announcement may be required by applicable law or the rules or regulations of any United States or foreign securities exchange, in which case the Party required to make the release or announcement shall allow the other Party reasonable time to comment on such release or announcement in advance of such issuance.

(b)

No Third-Party Beneficiaries.  Except as set forth in Section 7, this Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

(c)

Entire Agreement.  This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(d)

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of such Party’s rights, interests or obligations hereunder without the prior written approval of Buyer and Sellers’ Representative.

(e)

Counterparts.  This Agreement may be executed in one or more counterparts (including by means of facsimile or other electronic transmission), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(f)

Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(g)

Notices.  All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) when sent to the recipient by facsimile or electronically scanned transmission (including e-mail), so long as the sender of such electronically scanned transmission has, in the case of a facsimile, received confirmation of transmission, or has not, in the case of e-mail, received an automatic e-mail from the applicable e-mail server indicating delivery failure, or (iv) four Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to the Company at any time prior to

Closing, Sellers or Sellers’ Representative

to:

_______________________ as Sellers’ Representative _______________________ _______________________ Facsimile: _____________ Attention: ______________

Copy (which shall not constitute notice)

sent contemporaneously to:

_________________________ _________________________ _________________________ Facsimile: _______________ E-Mail: __________________ Attention: ________________

If to Buyer or to the Company

at any time after Closing to:	________________________ ________________________ ________________________ Facsimile: (___) __________ E-mail: _________________ Attention: _______________

Copy (which shall not constitute notice)

sent contemporaneously to:

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

(h)

GOVERNING LAW AND LANGUAGE; WAIVER OF JURY TRIAL.

(i)

THIS AGREEMENT AND THE NOTES, AND ALL MATTERS ARISING OUT OF OR RELATING HERETO OR THERETO, WHETHER ARISING IN CONTRACT, TORT, EQUITY, LAW OR OTHERWISE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF TO THE

EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THOSE OF THE STATE OF DELAWARE; PROVIDED, HOWEVER, THE ENGLISH LANGUAGE VERSION OF THIS AGREEMENT SHALL BE SOLE DEFINITIVE AND BINDING VERSION OF THIS AGREEMENT.

(ii)

Any federal court located in the State of New York or, where such court does not have jurisdiction, any New York state court, in either case located in the Borough of Manhattan, New York City, New York (“New York Court”), shall have exclusive jurisdiction over any and all disputes between or among the Parties hereto, whether in contract, tort, equity, Law or otherwise, arising out of or relating to this Agreement, the Notes or the transactions contemplated hereby or thereby.  Each of the Parties hereby consents to and agrees to submit to the exclusive jurisdiction and venue of such New York Court.  Each of the Parties irrevocably and unconditionally agrees that all claims in respect of such action or proceeding may be heard and determined in such New York Court, and each of the Parties hereby waives and agrees not to assert in any such dispute, to the fullest extent they may effectively do so, any objection, including any objection (a) to the laying of venue, or (b) that such Party and such Party’s properties or assets are immune from any legal process issued by such courts, or (c) based on any right of objection to jurisdiction on account of their place of incorporation or domicile, or (d) based on the grounds of forum non conveniens, which they may now or hereafter have to the bringing of any such action or proceeding in any New York Court.  Each of the Parties irrevocably and unconditionally consents to service of process in the manner provided for notices in Section 10.4, or in any other manner permitted by applicable law.  EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(i)

Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Sellers’ Representative.  No waiver by any Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver, or in the case of each Seller, by Sellers’ Representative on behalf of such Seller, nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(j)

Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(k)

Expenses.  Except as otherwise provided in this Agreement, Buyer, each Seller and the Company and its Subsidiaries will bear his, her, or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby, whether or not the Closing shall have occurred.

(l)

Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.  Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  The word “including” shall mean “including, without limitation”.

(m)

Incorporation of Exhibits, Annexes, and Schedules.  The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

(n)

Specific Performance.  The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

BUYER:

VIA VAREJO S.A.

By:  ___________________________

Name:

Title:

SELLERS’ REPRESENTATIVE:

_______________________________

Victor Santos, Sellers’ Representative

THE COMPANY:

CARRIEREQ, INC.

By:  ___________________________

Name: Victor Santos

Title: CEO

SELLERS:

[TO COME]

F-1

Schedule 2.1

Escrow Release

The funds held in escrow will be released on the following schedule; provided, that no funds shall be released from escrow for so long as any nongovernmental claim, litigation, or action, including but not limited to any putative class action, has been asserted and remains pending, regarding the ICO or the SEC Matter, and such claim, litigation, or action has not been resolved pursuant to a final non-appealable dismissal (by settlement or otherwise) or adjudication by a court of competent jurisdiction.

Each Seller’s Pro Rata Share shall be released from the Escrow to such Seller as follows (each such date, a “Release Date”):

•

30% on October 11, 2019;

•

30% on April 11, 2020; and

•

All remaining amounts on October 31, 2020.

F-2

Exhibit B

Form of Shareholder Agreement

[to come]

F-3